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                                                                    EXHIBIT 4.7

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                                 METROCALL, INC.
                                     COMPANY



                                       AND


                       THE BANK OF NEW YORK COMPANY, INC.
                                     TRUSTEE


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                               SECOND SUPPLEMENTAL
                                    INDENTURE



                          DATED AS OF DECEMBER 30, 1997


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                   11 7/8% SENIOR SUBORDINATED NOTES DUE 2005








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                          SECOND SUPPLEMENTAL INDENTURE


           This Second Supplemental Indenture (this "Second Supplemental Indenture") is dated and is effective as of December 30, 1997, and is by and between METROCALL, INC., a Delaware corporation (the "Company"), and THE BANK OF NEW YORK COMPANY, INC., a New York banking corporation, as trustee (the "Trustee").

                              W I T N E S S E T H:

           WHEREAS, ProNet Inc., a Delaware corporation (the "Predecessor"), has heretofore entered into an Indenture dated as of June 15, 1995 (as modified by the Supplemental Indenture dated as of May 28, 1996, the "Indenture"), with First Interstate Bank of Texas, N.A., the predecessor trustee to the Trustee, pursuant to which the Predecessor issued $100,000,000 aggregate principal amount of its 11 7/8% Senior Subordinated Notes Due 2005 (the "Securities");

           WHEREAS, the Predecessor, pursuant to an Agreement and Plan of Merger dated as of August 8, 1997, between the Company and the Predecessor (the "Merger Agreement"), has merged with and into the Company;

           WHEREAS, in accordance with the Merger Agreement, the Company has succeeded to all right, title and interest of certain property of the Predecessor and assumed the Predecessor's debts, liabilities, duties and obligations, including the Predecessor's obligations under the Indenture;

           WHEREAS, under Section 5.1 of the Indenture, the Predecessor shall not merge into any other corporation unless (among other things) the corporation into which the Predecessor is merged shall be a corporation organized under the laws of the United States of America, any state thereof or the District of Columbia, and shall expressly assume, by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, the Predecessor's obligation for the due and punctual payment of the principal (premium, if any, on) and interest on all the Securities and the performance and observance of every covenant of the Indenture on the part of the Predecessor to be performed or observed;

           WHEREAS, the Company and the Trustee are authorized pursuant to
Section 9.1 of the Indenture to execute this Second Supplemental Indenture without the consent of the Holders of the Securities in order to comply with
Section 5.1, to evidence the merger of the Predecessor with and into the Company and to evidence the assumption by the Company of the covenants of the Predecessor in the Indenture and in the Securities;

           WHEREAS, all the requirements of law and the bylaws and Certificate of Incorporation of the Company have been fully complied with and all other acts and things necessary to make this Second Supplemental Indenture a valid, binding and legal instrument for the uses and


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purposes herein set forth have been done and performed, including the authorization of the execution and delivery of the Second Supplemental Indenture by the Board of Directors of the Company;

           NOW, THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Trustee have joined in the execution and delivery of this Second Supplemental Indenture.

                                   ARTICLE ONE
                INCORPORATION OF INDENTURE; DEFINITIONS; NOTICES

       1.1 Incorporation of Indenture. This Second Supplemental Indenture constitutes a supplement to the Indenture, and the Indenture and this Second Supplemental Indenture shall be read together and shall have effect so far as practicable as though all of the provisions thereof and hereof are contained in one instrument.

       1.2 Definitions.

       (a) The defined term "Company" as used in the Indenture shall mean "Metrocall, Inc." instead of "ProNet Inc."

       (b) All capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Indenture.

       1.3 Notices. The addresses of the Company and the Trustee listed in
Section 12.2 of the Indenture shall be amended to read as follows:

If to the Company:             Metrocall, Inc.
                               6677 Richmond Highway
                               Alexandria, VA  22306
                               Telephone:  (703) 660-6677
                               Facsimile:  (703) 768-5407
                               Attn:  Vincent D. Kelly

With a copy to:                Wilmer, Cutler & Pickering
                               2445 M Street, N.W.
                               Washington, D.C.  20037
                               Telephone:  (202) 663-6000
                               Facsimile:  (202) 663-6363
                               Attn:  Thomas W. White

If to the Trustee:             The Bank of New York
                               21st Floor West


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                               101 Barclay Street
                               New York, NY  10286
                               Attn: Corporate Trust Trustee Administration
                               Telephone: (212) 815-3703
                               Facsimile: (212) 815-5915 or 815-5917



                                   ARTICLE TWO
                     ASSUMPTION OF COVENANTS; EFFECTIVE TIME

       2.1 Assumptions of Obligations. The Company expressly and unconditionally assumes the due and punctual payment of the principal of (and premium, if any, on) and interest on all the Securities and the performance and observance of every obligation and covenant of the Indenture on the part of the Predecessor to be performed or observed. The Company shall succeed to, and be substituted for, and may exercise every right and power of, the Predecessor under the Indenture with the same effect as if the Company had been so named therein, and, the Predecessor is hereby relieved of such obligations and covenants under the Indenture and the Securities in accordance with Section 5.2 of the Indenture.

       2.2 Effective Time. This Second Supplemental Indenture is executed by the Company and the Trustee pursuant to the provisions of Section 9.1 of the Indenture and shall take effect immediately upon its execution by the Company and the Trustee and its delivery to the Trustee by the Company.



                                  ARTICLE THREE
                                  MISCELLANEOUS

       4.1 Full Force and Effect. The Indenture, as supplemented by this Second Supplemental Indenture, remains in full force and effect and is hereby ratified and confirmed as the valid and binding obligation of the parties hereto. Except as expressly modified herein, all terms, provisions and conditions of the Indenture will remain unchanged and are and shall remain in full force and effect for the full term thereof, and this Second Supplemental Indenture shall be interpreted with the Indenture as one and the same instrument.

       4.2 Multiple Counterparts. This Second Supplemental Indenture may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

       4.3 Headings for Convenience Only. The headings of the Sections of this Second Supplemental Indenture are used for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.


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       4.4 Governing Law. This Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of law principles thereof.

       4.5 Successors and Assigns. All covenants and agreements in this Second Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

       4.6 Trustee Not Responsible for Recitals, etc. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility whatsoever for their correctness nor for the validity or sufficiency of this Second Supplemental Indenture or for the due execution hereof by the Company.

       4.7 Certain Duties and Responsibilities of the Trustee. In entering into this Second Supplemental Indenture, the Trustee accepts the modifications of the Indenture effected by this Second Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby modified, but only upon the terms and conditions set forth in the Indenture. The Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided.

                         (SIGNATURES ON FOLLOWING PAGE)



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       IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be executed and delivered effective as of the date first mentioned hereinabove.

                                   METROCALL, INC.


                                   By:  /s/ Vincent D. Kelly
                                        ------------------------------
                                   Name:    Vincent D. Kelly
                                          ----------------------------
                                   Title:  Chief Financial Officer
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                                   THE BANK OF NEW YORK,
                                   as Trustee


                                   By:  /s/ Remo J. Reale
                                        ------------------------------
                                   Name:   Remo J. Reale
                                          ----------------------------
                                   Title:  Assistant Vice President
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